                                                                     EXHIBIT 5.1

August 30, 2004

Board of Directors
Source Interlink Companies, Inc.
27500 Riverview Center Boulevard, Suite 400
Bonita Springs, Florida 34134

Gentlemen:

I am acting as counsel to Source Interlink Companies, Inc., a Missouri corporation (the "Company"), in connection with the registration of 400,000 shares of Common Stock of the Company (the "Shares"), pursuant to a Registration Statement on Form S-3 (the "Registration Statement") to be filed on or about August 30, 2004 with the Securities and Exchange Commission with respect to the sale of the Shares by the selling shareholders named therein.

I have examined signed copies of the Registration Statement to be filed with the Commission. I have also examined and relied upon minutes of meetings of the board of directors of the Company, the Articles of Incorporation and By-Laws of the Company, each as amended to date, and such other documents as I have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In my examination of the foregoing documents, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

I express no opinion herein as to the laws of any state or jurisdiction other than the laws of the State of Missouri and the federal laws of the United States of America.

Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the warrants to in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Please note that I am opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and I disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Douglas J. Bates

Douglas J. Bates